UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2020

The McClatchy Company

(Exact name of registrant as specified in its charter)

DELAWARE	1-9824	52-2080478
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Q Street

Sacramento, CA 95816

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (916) 321-1844

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol	Name of each exchange on which registered
Class A Common Stock, par value $.01 per share	MNI(1)	NYSE American LLC(1)

(1)

On February 21, 2020, the NYSE American filed a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist the Class A Common Stock of The McClatchy Company. The delisting became effective 10 days after the Form 25 was filed. The deregistration of the Class A Common Stock under section 12(b) of the Securities Exchange Act of 1934 will be effective 90 days, or such shorter period as the SEC may determine, after filing of the Form 25. Following deregistration of the Class A Common Stock under Section 12(b) of the Securities Exchange Act of 1934, the Class A Common Stock shall remain registered under Section 12(g) of the Securities Exchange Act of 1934. Beginning on February 16, 2020, the Class A Common Stock was quoted on the OTC Pink Market under the symbol “MNIQQ.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 8.01	Other Events.

On April 16, 2020, The McClatchy Company (the “Company”) issued a press release announcing that two of the Company’s senior secured lenders, Chatham Asset Management and Brigade Capital Management, submitted a non-binding term sheet to acquire the Company in a credit-bid of the Company’s first-lien debt of $263 million, plus new money consideration of $30 million, the assumption or refinancing of the Company’s ABL revolver and the assumption of substantially all amounts owed to the Company’s go-forward trade vendors. The Company’s board of directors will evaluate this term sheet against other proposals the Company may receive in this process.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release dated April 16, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

April 17, 2020		The McClatchy Company

	By:	/s/ Billie McConkey
Billie McConkey Vice President of People, General Counsel and Corporate Secretary